Exhibit 24.1

SPECTRA ENERGY PARTNERS, LP

Power of Attorney

FORM S-3

Registration Statement

Under

The Securities Act of 1933

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned Spectra Energy Partners, LP, a Delaware limited partnership, and certain directors and officers of Spectra Energy Partners GP, LLC, as general partner of Spectra Energy Partners (DE) GP, LP, as general partner of Spectra Energy Partners, LP, do hereby constitute and appoint Gregory L. Ebel, J. Patrick Reddy and Reginald D. Hedgebeth, and each of them, to act as attorneys-in-fact for and in the respective names, places, and stead of the undersigned, to execute, seal, sign, and file with the Securities and Exchange Commission a registration statement or registration statements, including, without limitation, the power and authority to sign, in the name and on behalf of the undersigned, a Registration Statement on Form S-3, and any and all amendments thereto, including post-effective amendments, hereby granting to said attorneys-in-fact, and each of them, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, or proper to be done in and about the premises, as fully to all intents and purposes as the undersigned, or any of them, might or could do if personally present, hereby ratifying and approving the acts of said attorneys-in-fact.

Executed as of the 16th day of January, 2015.

SPECTRA ENERGY PARTNERS, LP

By:	Spectra Energy Partners (DE) GP, LP,
its general partner

By:	Spectra Energy Partners GP, LLC,
its general partner

By:	/s/ J. Patrick Reddy
Name:	J. Patrick Reddy
Title:	Vice President and Chief Financial Officer

ATTEST:

/s/ Patricia M. Rice
Name:	Patricia M. Rice
Title:	Secretary

Signature	Title	Date

/s/ Gregory L. Ebel	Chairman of the Board, President and Chief Executive	January 16, 2015
Gregory L. Ebel	Officer (Principal Executive
Officer and Director)

/s/ J. Patrick Reddy	Vice President and Chief	January 16, 2015
J. Patrick Reddy	Financial Officer (Principal
Financial Officer and Principal Accounting Officer)

/s/ Dorothy M. Ables	Director	January 16, 2015
Dorothy M. Ables

/s/ Nora M. Brownell	Director	January 16, 2015
Nora M. Brownell

/s/ Julie A. Dill	Director	January 16, 2015
Julie A. Dill

/s/ Fred J. Fowler	Director	January 16, 2015
Fred J. Fowler

/s/ J. D. Woodward, III	Director	January 16, 2015
J. D. Woodward, III

/s/ William T. Yardley	Director	January 16, 2015
William T. Yardley

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